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          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       FORM 8-K

                    CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15 (d) OF THE
            SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):
                     October 13, 1999


            COMMERCIAL FEDERAL CORPORATION
------------------------------------------------------
(Exact name of registrant as specified in its charter)


  Nebraska             1-11515                  47-0658852
---------------       ------------       ----------------------
(State or other       (Commission           (I.R.S. Employer
jurisdiction of       File Number)       (Identification Number)
incorporation)

2120 South 72nd Street, Omaha, Nebraska               68124
----------------------------------------            ----------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number including area code:(402) 554-9200




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Item 5.   Other Events
          ------------

     On October 13, 1999, Commercial Federal Corporation (the "Registrant") filed suit in the United States District Court for the District of Nebraska, seeking declaratory relief relating to the Registrant's upcoming Annual Meeting of Stockholders scheduled to take place on November 16, 1999 in Omaha, Nebraska. The Registrant is seeking a declaration by the court that Mr. J. Thomas Burcham, who has been nominated by Franklin Mutual Advisors, LLC ("Franklin") for election as a director of the Registrant at the upcoming Annual Meeting, and Mr. Matthew P. Wagner, who has been nominated as an "alternate nominee" to stand for election in the event that either of Franklin's nominees is unable or unwilling to serve, are not eligible to be nominated and/or to serve as directors of the Registrant since they do not meet the eligibility requirements under applicable federal banking laws and under a long standing qualification provision of the Registrant's By-laws. The nomination of Franklin's second nominee, George R. Zoffinger is not being challenged in this suit. The Registrant is also seeking a declaration by the court that a recent amendment to its By-laws is a legally valid By-law. The By-law amendment continues in place the current federal regulatory prohibition against certain management interlocks that is scheduled to expire on January 1, 2000, and provides that no person who is a controlling person or management official of a depository organization that operates branches in any market in which the Registrant operates branches shall be eligible to be nominated for service, or to serve, as a director of the Registrant. As disclosed in Registrant's Form 8-K filing on October 5, 1999 this By-law amendment was adopted because of recent experience with a former director of the Registrant that operated a bank in direct competition with the Registrant and because a pending change in the federal regulation will, when such change becomes effective on January 1, 2000, loosen the restrictions currently in effect with respect to such interlocking directorships.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits:
         -----------------------------------------------------

         None

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                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         COMMERCIAL FEDERAL CORPORATION
                         (Registrant)


Date: October 14, 1999   /s/ James A. Laphen
                         -------------------------------------
                         James A. Laphen, President, Chief
                         Operating Officer and Chief Financial
                         Officer (Duly Authorized and Principal
                         Financial Officer)